Exhibit 10.10
Exhibit 2
AMENDMENT NUMBER ONE
TO
SERVICING AGREEMENT
This Amendment Number One (“Amendment”) is entered into this 22nd day of September, 2010, by and between Franklin Mortgage Asset Trust 2009-A (“Owner”) and Franklin Credit Management Corporation (“Servicer”).
WHEREAS, Owner and Servicer are parties to that certain Amended and Restated Servicing Agreement dated as of August 1, 2010 (“Servicing Agreement”); and
WHEREAS, the parties desire to amend the Servicing Agreement in accordance with, and as set forth in, this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Amendment of Section 5.2(b) of Servicing Agreement. Section 5.2(b) of the Servicing Agreement shall be deleted in its entirety and replaced with the following:
(b) Notwithstanding Section 5.2(a) above, the Owner may terminate, at any time, without cause and at its sole option, this Agreement with respect to some or all of the Assets, Mortgage Loans and/or related servicing rights (i) upon ninety (90) calendar days’ prior notice to the Servicer, or (ii) upon thirty (30) calendar days’ prior notice to the Servicer in connection with any transfer or sale of some or all of the Assets, Mortgage Loans and/or related servicing rights, or (iii) immediately upon the occurrence of an “Event of Default” as such term is defined in the Credit Agreement. Any termination under this Section 5.2(b) shall not limit or delay the timing of any termination of this Agreement (in whole or in part) or of any transfer, assignment or sale of any or all of the Assets, Mortgage Loans and/or related servicing rights; it being expressly agreed by the Owner and the Servicer that a termination of this Agreement (in whole or in part) or a transfer, assignment or sale of any or all of the Assets, Mortgage Loans and/or the related servicing rights may occur at any time designated by the Owner, and the Servicer shall cooperate with the Owner in good faith in effecting any such termination, transfer, assignment or sale within the time periods designated by the Owner. For the avoidance of doubt, the Owner may effect a termination of this Agreement (in whole or in part) or a transfer, assignment or sale of some or all of the Assets, Mortgage Loans and/or the related servicing rights, and the Servicer shall have no right whatsoever to delay any such termination, transfer, assignment or sale, prior to the end of either the ninety (90) day period designated in clause (i) of this Section 5.2(b) or the thirty (30) day period designated in clause (ii) of this Section 5.2(b); it being further acknowledged and agreed that any such termination, transfer, assignment or sale prior to the end of such ninety (90) day or thirty (30) day period designated in clauses (i) or (ii), respectively, of this Section 5.2(b) shall not trigger any obligation whatsoever to pay any fee or penalty to the Servicer, other than the Servicing Fees and Expenses and unreimbursed Servicing Advances that would be due to the Servicer in the ordinary course for such ninety (90) day or thirty (30) day period.
2. No Other Terms Amended. Except to the extent expressly provided in Section 1 of this Amendment, all terms of the Servicing Agreement shall remain in full force and effect and unaffected by the terms of this Amendment. Reference to this Amendment need not be made in the Servicing Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Servicing Agreement, any reference in any of such items to the Servicing Agreement being sufficient to refer to the Servicing Agreement as amended hereby.
3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as ..pdf files shall constitute original signatures and are binding on all parties. An executed counterpart signature page delivered by facsimile shall have the same binding effect as an original signature page.
4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Franklin Mortgage Asset Trust 2009-A

By: The Huntington National Bank, not in its individual capacity, but solely as Certificate Trustee

By:	/s/ James E. Schultz

	Name:	James E. Schultz
	Title:	Vice President

Franklin Credit Management Corporation

By:	/s/ Thomas J. Axon
	Name:	Thomas J. Axon
	Title:	President